SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 18, 2005

ARAMARK CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-16807	23-3086414
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Market Street Philadelphia, Pennsylvania	19107
(Address of Principal Executive Offices)	Zip Code

Registrant’s telephone, including area code: 215-238-3000

N/A

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On November 18, 2005, ARAMARK Corporation (the “Company”) executed an amendment to its $900 million revolving credit facility dated March 31, 2004 (the “U.S. Credit Facility”) providing for a reduction in the credit margin and fees that the Company is charged under the U.S. Credit Facility. In addition, the amendment extended the termination date for the U.S. Credit Facility to November 18, 2010, which termination date may be extended for one additional year at the election of the Company subject to the lender consent requirements and the other conditions described in the amendment. The above description of the amendment does not purport to be complete and is qualified in its entirety by reference to the amendment attached hereto as exhibits 10.1, which is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Amendment dated November 18, 2005 to the Credit Agreement dated March 31, 2004 among ARAMARK Services, Inc., ARAMARK Uniform & Career Apparel Group, Inc., ARAMARK Canada Ltd., ARAMARK Corporation, the Lenders party thereto, JPMorgan Chase Bank, N.A. (as General Administrative Agent), and JPMorgan Chase Bank, N.A., Toronto Branch, (as Canadian Administrative Agent).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARAMARK CORPORATION

Date: November 22, 2005	By:	/s/ L. Frederick Sutherland
	Name:	L. Frederick Sutherland
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment dated November 18, 2005 to the Credit Agreement dated March 31, 2004 among ARAMARK Services, Inc., ARAMARK Uniform & Career Apparel Group, Inc., ARAMARK Canada Ltd., ARAMARK Corporation, the Lenders party thereto, JPMorgan Chase Bank, N.A. (as General Administrative Agent), and JPMorgan Chase Bank, N.A., Toronto Branch, (as Canadian Administrative Agent).